UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 26, 2008

Southern Connecticut Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)

(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On March 26, 2008, Southern Connecticut Bancorp, Inc. (the “Company”) and its subsidiary, The Bank of Southern Connecticut, Inc. (the “Bank”), entered into a Separation Agreement and General Release (the “Separation Agreement”) with Michael Ciaburri, President and Chief Executive Officer of the Company and the Bank.

Under the Separation Agreement:

•	Mr. Ciaburri will voluntarily resign from all positions with the Company and the Bank effective as of April 3, 2008;

•	Mr. Ciaburri will receive a payment of $300,000 (less applicable taxes);

•
Mr. Ciaburri may elect to continue receiving health insurance through the Bank and to have the Bank pay for such insurance until the earlier of March 31, 2009 and the date when he becomes eligible to receive health insurance through another employer; and

•	the parties release each other from any claims arising through the date of the agreement.

The above description is a summary of the Separation Agreement’s material terms and does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K.

ITEM 1.02  Termination of a Material Definitive Agreement

On March 26, 2008, the Company and the Bank entered into a Separation Agreement and General Release with Michael Ciaburri, President and Chief Executive Officer of the Company and the Bank.  The Separation Agreement and General Release terminates Mr. Ciaburri’s employment agreement with the Company and the Bank that was dated February 27, 2008. The termination of Mr. Ciaburri’s employment is effective April 3, 2008.  The Separation Agreement and General Release was entered into in connection with Mr. Ciaburri’s election to pursue other business interests.

Additional information about the Separation Agreement and General Release is set forth in Item 1.01 of this current report on Form 8-K.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 26, 2008, Mr. Ciaburri, the President, Chief Executive Officer, and a director of the Company resigned from the Company effective as of April 3, 2008.  Mr. Ciaburri’s resignation as a director was not due to any disagreement with the Company or its management on any matter related to the Company’s operations, policies or practices.

(c) John H. Howland, Executive Vice President and Chief Operating Officer of the Company and the Bank, has been appointed by the Board of Directors to assume the additional position of President of the Company and the Bank effective as of April 3, 2008.

Mr. Howland, age 43, is a graduate of Bowdoin College and the University of Maine School of Law.   He has served as the Company’s Chief Operating Officer since February 2007.  He has also served as Executive Vice President and Chief Administrative Officer of the Company and the Bank since September 2005.  Mr. Howland was previously employed by A. G. Edwards & Sons, Inc. in Boston, Massachusetts until 2003, where he held the title of Director-Investment Banking, Financial Institutions Department.

ITEM 8.01 Other Events.

On March 27, 2008, the Company issued a press release announcing certain personnel changes at the Company and the Bank.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release dated March 26, 2008 among Southern Connecticut Bancorp, Inc., The Bank of Southern Connecticut, Inc. and Michael Ciaburri.
99.1	Press release of Southern Connecticut Bancorp, Inc. issued March 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2008	SOUTHERN CONNECTICUT BANCORP, INC. /s/ John H. Howland John H. Howland Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release dated March 26, 2008 among Southern Connecticut Bancorp, Inc., The Bank of Southern Connecticut, Inc. and Michael Ciaburri.
99.1	Press release of Southern Connecticut Bancorp, Inc. issued March 27, 2008.